As filed with the Securities and Exchange Commission on September 3, 1997
                                                      Registration No. 333-07175
--------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                               -----------------------

                            POST-EFFECTIVE AMENDMENT NO. 1
                                          TO
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                               -----------------------
                                THE LOEWEN GROUP INC.
                (Exact name of registrant as specified in its charter)

    BRITISH COLUMBIA, CANADA                          98-0121376
    (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)               Identification Number)

            4126 NORLAND AVENUE, BURNABY, BRITISH COLUMBIA, CANADA V5G 3S8
                                    (604) 299-9321
(Address, including postal code, and telephone number, including area code, of registrant's principal executive offices)
                               -----------------------
                                  TIMOTHY HOGENKAMP
                                 3190 TREMONT AVENUE
                             TREVOSE, PENNSYLVANIA  19053
                                    (215) 364-7770
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               -----------------------
                                      Copies to:
                                 MICHELLE L. JOHNSON
                         THELEN, MARRIN, JOHNSON & BRIDGES LLP
                           2 EMBARCADERO CENTER, SUITE 2100
                               SAN FRANCISCO, CA  94111
                               -----------------------
           Approximate date of commencement of proposed sale to the public:
      FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                               -----------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

        DEREGISTRATION OF COMMON STOCK; TERMINATION OF REGISTRATION STATEMENT

     The Loewen Group Inc., a corporation organized under the laws of British Columbia, Canada (the "Registrant"), filed on June 28, 1996 a Registration Statement on Form S-3 (File No. 333-07175) (the "Registration Statement") relating to 1,216,011 Common shares without par value (the "Offered Shares"), for sale by the Selling Shareholders named therein. This Post-Effective Amendment No. 1 to the Registration Statement is being filed by the Registrant, pursuant to its undertakings contained in Item 17 of the Registration Statement, to remove from registration the Offered Shares that remain unsold as of the date hereof and to terminate the Registration Statement.

                                      SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burnaby, Province of British Columbia, on September 2, 1997.

                             The Loewen Group Inc.



                             By:      /s/ Paul Wagler
                                  ---------------------------------------------
                                  Paul Wagler
                                  Senior Vice-President, Finance and Chief
                                  Financial Officer


    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Dated:  September 2, 1997    /s/ Raymond L. Loewen *
                             --------------------------------------------------
                             Raymond L. Loewen
                             Chairman of the Board, Chief Executive Officer and
                             Director
                             (Principal Executive Officer)



Dated:  September 2, 1997    /s/ Timothy R. Hogenkamp *
                             --------------------------------------------------
                             Timothy R. Hogenkamp
                             President and Chief Operating Officer and Director
                             (Principal Executive Officer)



Dated:  September 2, 1997    /s/ Paul Wagler
                             --------------------------------------------------
                             Paul Wagler
                             Senior Vice-President, Finance and Chief Financial
                             Officer and Director
                             (Principal Financial Officer)


Dated:  September 2, 1997    /s/ Wm. Grant Ballantyne
                             --------------------------------------------------
                             Wm. Grant Ballantyne
                             Senior Vice-President, Financial Control and
                             Administration
                             (Principal Accounting Officer)

Dated:  September 2, 1997    /s/ Kenneth S. Bagnell *
                             --------------------------------------------------
                             Kenneth S. Bagnell
                             Director


Dated:  September 2, 1997    /s/ The Honorable J. Carter Beese, Jr. *
                             --------------------------------------------------
                             The Honorable J. Carter Beese, Jr.
                             Director


Dated:  September 2, 1997    /s/ Earl A. Grollman *
                             --------------------------------------------------
                             Earl A. Grollman
                             Director


Dated:  September 2, 1997    /s/ Peter S. Hyndman *
                             --------------------------------------------------
                             Peter S. Hyndman
                             Director


Dated:  September 2, 1997    /s/ Albert S. Lineberry, Sr. *
                             --------------------------------------------------
                             Albert S. Lineberry, Sr.
                             Director


Dated:  September 2, 1997    /s/ Charles B. Loewen *
                             --------------------------------------------------
                             Charles B. Loewen
                             Director


Dated:  September 2, 1997    /s/ Robert B. Lundgren *
                             --------------------------------------------------
                             Robert B. Lundgren
                             Director


Dated:  September 2, 1997    /s/ James D. McLennan *
                             --------------------------------------------------
                             James D. McLennan
                             Director

Dated:
                             --------------------------------------------------
                             Lawrence Miller
                             Director


Dated:  September 2, 1997    /s/ Ernest G. Penner *
                             --------------------------------------------------
                             Ernest G. Penner
                             Director


Dated:  September 2, 1997    /s/ The Right Honourable John N. Turner,
                                 P.C.,C.C., Q.C. *
                             --------------------------------------------------
                             The Right Honourable John N. Turner, P.C., C.C.,
                             Q.C.
                             Director


AUTHORIZED REPRESENTATIVE IN THE UNITED STATES


     The undersigned is Loewen's authorized representative in the United States.



Dated:  September 2, 1997    /s/ Timothy R. Hogenkamp *
                             --------------------------------------------------
                             Timothy R. Hogenkamp



*By:       /s/ Paul Wagler
    ----------------------------
    Paul Wagler
    Attorney-in-fact